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EXHIBIT 10.23

MODIFICATION AND RATIFICATION OF LEASE

        This Modification and Ratifaction of Lease Agreement is made and entered into between JACKSON-SHAW TECHNOLOGY II, LTD. (Lessor or Landlord) and TESTCHIP TECHNOLOGIES, INC. (Lessee or Tenant) for and in consideration of One Dollar ($1.00) and other good and vaulable consideration, the receipt of which is hereby acknowledged.

W I T N E S S E T H:

        1.    Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms, conditions and covenants in that certain written Lease Agreement dated August 7, 2000, between Lessor and Lessee, for the rental of the following described property:

  Being a warehouse facility containing approximately 18,298 square feet out of a 83,286 square foot facility located at 2600 Technology Drive, Suite 700, Plano, Texas.

        2.    Lessor warrants that Lessee has accepted and is now in possession of the deminsed premises and that the Lease Agreement is valid and presently in full force and effect.

        3.    Lessor and Lessee agree that beginning October 1, 2001, the monthly rental payments set out in the Lease Agreement shall be changed from $17,155.00 per month to $8,578.00 per month in advance for the sixth month period October 1, 2001 through March 31, 2002. Beginning April 1, 2002 through September 30, 2003, the rental shall be $20,014.00 per month in advance. Beginning October 1, 2002 through March 31, 2006 the rental shall be $17,155.00 per month in advance.

        SIGNED at Dallas, Texas, this 31 day of October, 2001.

LESSOR:
DAVID R. KENNINGTON d/b/a KENNINGTON PROPERTIES
By:	/s/
Title:	Property Manager
LESSEE:
TESTCHIP TECHNOLOGIES, INC.
By:	/s/
Title:	CFO

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  EXHIBIT 10.23
MODIFICATION AND RATIFICATION OF LEASE
W I T N E S S E T H